EXHIBIT 10.4.2


                                 AMENDMENT NO. 1
                        TO THE 1991 STOCK OPTION PLAN OF
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.


The following provision is hereby added to the 1991 Stock Option Plan of Span-America Medical Systems, Inc. to be effective as of July 22, 1998.

      Not withstanding any other provision contained in this Plan, any presently outstanding Option, with the consent of the holder thereof, or any Option granted pursuant to this Plan following the date of addition of this provision to the Plan, shall vest and become exercisable immediately prior to any change in control of the Company. A change in control of the Company shall be deemed to include, without limitation, each of the following:

(i) Any merger or consolidation to which the Company is a party in which the Company is not the surviving entity or any merger or consolidation to which the Company is a party in which the Company is the surviving entity but in which the holders of 50% or more of the beneficial ownership of the Company immediately following such merger or consolidation are not identical to the holders of 50% or more of the beneficial ownership of the Company immediately prior to such merger or consolidation;

(ii) Any sale of 50% or more of the assets of the Company in one transaction or a series of related transactions;

(iii) Any one transaction or series of related transactions in which the Company delivers securities of its issue aggregating more than 50% of the beneficial ownership of the Company in exchange or payment for any properties or assets of any other business entity, or securities issued by any other business entity, or in a merger of any subsidiary of the Company (50% or more of the ownership interests of which is held by the Company) with or into any other business entity;

(iv) Any transaction or series of related transactions in which any entity or group acquires 50% or more of the beneficial ownership of the Company; or

(v)   The liquidation of the Company.